Exhibit 9 - Opinion and Consent of Michael J. Velotta

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 66062
                        Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
 Vice President, Secretary
   and General Counsel


April 20, 1998


To:    GLENBROOK LIFE AND ANNUITY COMPANY
       NORTHBROOK, ILLINOIS  60062

FROM:  MICHAEL J. VELOTTA
       VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:    FORM N-4 REGISTRATION STATEMENT
       UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NO. 333-


     With reference to the Registration Statement on Form N-4 filed by Glenbrook Life and Annuity Company with the Securities and Exchange Commission covering the Flexible Premium Variable Annuity Contracts, known as the A I M Lifetime Plus (SM) II Variable Annuity, ("Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. Glenbrook Life and Annuity Company is duly organized and existing under the laws of the State of Illinois and has been duly authorized to do business and to issue Contracts by the Director of Insurance of the State of Illinois.

2. The Separate Account is a separate account of the Company validly existing pursuant to Illinois law and the regulations issued thereunder.

3. The assets held in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

4. The Contracts covered by the above Registration Statement have been or will be approved and authorized by the director of Insurance of the State of Illinois and when issued will be valid, legal and binding obligations of Glenbrook Life and Annuity Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
----------------------
Michael J. Velotta
Vice President, Secretary and
  General Counsel